Exhibit 99.1

iFresh Reports A New Deficiency Notice Issued by Nasdaq

NEW YORK, August 30, 2021 -- iFresh, Inc. (“iFresh” or “the Company”) (NASDAQ: IFMK), a leading Asian American grocery supermarket chain and online grocer, announced today that it has received a notification letter (the “Notice”) from The Nasdaq Stock Market (“Nasdaq”) advising that, because the Company has not filed its Form 10-Q for the period ended June 30, 2021 and the Company remains delinquent in filing its Form 10-K for the fiscal year ended March 31, 2021 as stated in Nasdaq’s notification letter dated July 15, 2021 (the “July 15 Notice”), the Company does not comply with Nasdaq’s Listing Rules for continued listing. This deficiency Notice is in addition to the July 15 Notice issued by the Nasdaq. Nasdaq Listing Rule 5250(c)(1) (the “Rule”) requires a company to timely file all required periodic financial reports with the U.S. Securities and Exchange Commission (the “Commission”) through the EDGAR system (the “Filing Requirement”).

The Company may submit a plan to return to compliance with the Rule. The Notice states that, if Nasdaq accepts the Company’s compliance plan, it may be eligible for additional time of up to 180 calendar days from the due date of the Form 10-K, or until January 10, 2022, to regain compliance with the Filing Requirement. The Company intends to provide a plan to return to compliance with the Rule to Nasdaq.

About iFresh, Inc.

iFresh Inc. (NASDAQ:IFMK), headquartered in Long Island City, New York, is a leading Asian American grocery supermarket chain and online grocer on the east coast of U.S. With nine retail supermarkets along the US eastern seaboard (with additional stores in Glen Cove, Miami and Connecticut opening soon), and two in-house wholesale businesses strategically located in cities with a highly concentrated Asian population, iFresh aims to satisfy the increasing demands of Asian Americans (whose purchasing power has been growing rapidly) for fresh and culturally unique produce, seafood and other groceries that are not found in mainstream supermarkets. With an in-house proprietary delivery network, online sales channel and strong relations with farms that produce Chinese specialty vegetables and fruits, iFresh is able to offer fresh, high-quality specialty produce at competitive prices to a growing base of customers. For more information, please visit: http://www.ifreshmarket.com/.

Forward-Looking Statements

Certain statements made herein are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include timing of the proposed transactions; the business plans, objectives, expectations and intentions of the parties once the transactions are complete, and the Company’s estimated and future results of operations, business strategies, competitive position, industry environment and potential growth opportunities. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, our actual results may differ materially from our expectations or projections. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. All information provided in this press release is as of the date hereof. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Additional information concerning these and other factors that may impact our expectations and projections can be found in our periodic filings with the SEC. IFMK’s SEC filings are available publicly on the SEC’s website at www.sec.gov. IFMK disclaims any obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

At the Company:

iFresh, Inc.

Email: carrie@ifreshmarket.com